Execution Version

SEVENTH AMENDMENT

TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 31, 2025 (the “Seventh Amendment Execution Date”) among EXCELERATE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), EXCELERATE ENERGY, INC., a Delaware corporation (“Parent”), WELLS FARGO BANK, N.A., as the Administrative Agent (the “Administrative Agent”), and the undersigned Lenders (as defined below, which Lenders constitute the Required Lenders under the Credit Agreement as of the date hereof). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement referred to below shall have the meanings given such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Amended and Restated Senior Secured Credit Agreement dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to that certain First Amendment to Amended and Restated Senior Secured Credit Agreement dated September 8, 2023, that certain corrective amendment letter dated February 16, 2024, that certain Third Amendment to Amended and Restated Senior Secured Credit Agreement dated July 19, 2024, that certain Fourth Amendment to Amended and Restated Senior Secured Credit Agreement dated March 26, 2025, that certain Fifth Amendment to Amended and Restated Senior Secured Credit Agreement dated April 21, 2025, and that certain Sixth Amendment to Amended and Restated Senior Secured Credit Agreement dated September 26, 2025, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders party hereto have agreed, to amend the Credit Agreement to modify certain provisions relating to the Subsidiaries of Parent that own Equity Interests in the Borrower, as set forth herein and to be effective as of the Seventh Amendment Effective Date; and

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed as hereinafter set forth, the parties hereto agree:

SECTION 1. Amendments to Existing Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement shall be amended effective as of the Seventh Amendment Effective Date in the manner provided in this Section 1:

1.1 Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

[SCHEDULE 2.5(A)]

(a) By amending and restating the following definitions in their respective entireties to read as follows:

“Collateral Documents” means the Guaranty and Collateral Agreement, the Collateral Vessel Mortgages, the Parent Pledge Agreements, any Control Agreements, the Pari Passu Intercreditor Agreement, any assignments of charters, revenues or insurances, and any and all other security agreements, vessel mortgages or assignments (including any such agreements or other documents governed by the laws of a jurisdiction other than the United States of America) executed and delivered by any Loan Party and creating security interests, liens, or encumbrances in connection with the Collateral (including, without limitation, the Specified Jamaica Assets) in favor of the Administrative Agent, to secure the Obligations.

“General Partner” means, initially, Parent, and at the election of Parent, (i) any special purpose vehicle that is a wholly-owned direct or indirect Subsidiary of Parent which is admitted as the general partner of the Borrower (a “Direct General Partner”), and (ii) any special purpose vehicle that is a wholly-owned direct or indirect Subsidiary of Parent that owns Equity Interests in the Direct General Partner (including without limitation indirectly owning Equity Interests in the Direct General Partner by owing Equity Interests in another General Partner Holdco) (a “General Partner Holdco”).

“Parent Pledge Agreements” means each of (i) that certain Second Amended and Restated Pledge Agreement, dated as of the Seventh Amendment Effective Date, between the Parent, Excelerate Canada Holdings LLC and Excelerate Energy Canada, as pledgors, and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time and (ii) any future pledge executed by a General Partner for purposes of maintaining the pledge of Parent’s direct or indirect Equity Interests in the Borrower from time to time in form and substance substantially the same as the foregoing pledge agreements under this definition.

“Permitted Tax Distributions” means cash distributions by the Borrower to Parent, directly or indirectly, and the other direct or indirect beneficial owners of the Borrower in respect of any taxable period in which the Borrower is a partnership or Disregarded Entity for U.S. federal income tax purposes in an amount not to exceed for each such period, an amount, reasonably determined by the Borrower, equal to (a): (i) the estimated cumulative aggregate combined U.S. federal, state, and local income allocated to the Borrower’s beneficial owners, directly or indirectly, from the Borrower and its Subsidiaries for the relevant taxable period, reduced by any cumulative net U.S. federal and state losses and carryforwards attributable to expenses or losses allocated to such member or partner, directly or indirectly, from the Borrower and its Subsidiaries for prior taxable periods to the extent such loss is permitted to be currently deductible against such taxable income and to the extent such loss carryforward has not already been taken into account, and calculated by (x) taking into account the effect of any special basis adjustments under Code section 743(b) and (y) assuming that such beneficial owners’ only items of income, gain, expense and loss are from the Borrower and its Subsidiaries, multiplied by (ii) a percentage equal to the highest combined marginal U.S. federal and applicable state and/or local income tax rate in effect for a corporation, residing in the city of New York (taking into account the character of the applicable income and the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation)), plus (b) a pro-rata amount distributed to the direct beneficial owners of the Borrower in an amount sufficient to allow Parent (or any entity through which Parent holds an interest in the Borrower) to pay any estimated Canadian Pillar Two Taxes incurred or payable by a direct beneficial owner of the Borrower in respect of the applicable taxable period related to or arising from the income or activities of the Borrower and its Subsidiaries. To the extent that the amount of cash distributions paid by the Borrower in respect of estimated taxes pursuant to clause (b) of this definition of Permitted Tax Distributions exceeds the amount that would have been distributed under this definition assuming the actual tax liability had been known at the time the distribution, such excess shall be carried forward and reduce Permitted Tax Distributions in one or more succeeding taxable periods; provided, for the avoidance of doubt, this sentence shall not be construed in a manner to cause the amount determined pursuant to clause (b) of this definition to be determined on a non-pro rata basis with respect to the direct beneficial owners of the Borrower.

(b) By inserting the following defined terms in the appropriate alphabetical order:

“Canadian Pillar Two Taxes” means those taxes imposed under the Global Minimum Tax Act (Canada) in respect of Canada’s Pillar Two Law.

“Excelerate Energy Canada” means Excelerate Energy Canada LP, an Ontario limited partnership.

“OECD Pillar Two Model Rules” means the model rules published by the OECD on or about 20 December 2021 in a document entitled “Tax Challenges Arising from Digitalisation of the Economy - Global Anti-Base Erosion Model Rules (Pillar Two)”.

“Pillar Two Law” means any law or regulation implementing the OECD Pillar Two Model Rules, including any law or regulation implementing the “Income Inclusion Rule”, the “Undertaxed Profits Rule”, or a “Qualified Domestic Minimum Top-up Tax”, as such terms or similar terms are used in the OECD Pillar Two Model Rules.

“Pillar Two Taxes” means any Tax imposed under any Pillar Two Law (including, for the avoidance of doubt, any Tax that is suffered by reason of the disallowance of any Tax relief, or any other adjustment required, pursuant to any Pillar Two Law).

“Seventh Amendment Effective Date” means December 31, 2025.

1.2 Article V of the Existing Credit Agreement is hereby amended by adding the following as Section 5.19:

Section 5.19. Pillar Two Tax Matters.

To the extent that it is determined in good faith by Parent or the Borrower in consultation with the Administrative Agent (including a determination made at the request of the Administrative Agent) that the utilization of Excelerate Energy Canada is not beneficial to reduce, eliminate, or otherwise mitigate the imposition of Pillar Two Taxes, or the associated administrative or compliance burdens, on or with respect to Parent, the Borrower, any Loan Party, or any Affiliate of the Borrower, Parent and the Borrower shall, and shall cause their Affiliates to, use commercially reasonable efforts to wind up, liquidate, or dissolve Excelerate Energy Canada unless it is determined in good faith by Parent or the Borrower in consultation with the Administrative Agent that the benefits of such a wind up, liquidation, or dissolution would be outweighed by the costs and expense in respect of the same.

1.3 Section 6.15(a) of the Existing Credit Agreement is hereby amended by replacing the language “engage in any material operating or business activities or have any direct Subsidiaries other than the Borrower and, in the case of Parent, the General Partner” in its entirety with the language “engage in any material operating or business activities or have any direct Subsidiaries other than the Borrower and any other General Partner”.

1.4 Section 6.15(a) of the Existing Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows: “Parent’s and the General Partner’s ownership of Equity Interests in the Borrower and in any other General Partner and, in each case, activities incidental thereto”.

SECTION 2. Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions precedent (the date of such satisfaction, the “Seventh Amendment Effective Date”):

2.1 Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, Parent, the Administrative Agent and Lenders constituting the Required Lenders.

2.2 Legal Opinions. The Administrative Agent, the Issuing Banks and the Lenders shall have received written opinions of (a) Frederic Dorwart, Lawyers PLLC, counsel to the Loan Parties, (b) Gibson, Dunn & Crutcher LLP, special New York counsel to the Loan Parties, and (c) Stikeman Elliott LLP, Canadian counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

2.3 Corporate Existence; Authority. The Administrative Agent shall have received certificates of a Responsible Officer of each of Borrower, Parent and General Partner containing specimen signatures of the Persons authorized to execute this Amendment and the execution, delivery and performance of each of the associated Loan Documents to which such entity is a party on such entity’s behalf or any other documents provided for herein or therein, together with (a) copies of resolutions of the board of directors or other appropriate body of such entity, authorizing the execution of this Amendment and the execution, delivery and performance of the associated Loan Documents to which such entity is a party and, in the case of the Borrower, the Borrowings under the Credit Agreement, (b) copies of such entity’s memorandum of association, articles of association or other publicly filed (if applicable) organizational, incorporation or constitutional documents in its jurisdiction of incorporation, as applicable, and such entity’s bylaws or limited liability company agreement (or other comparable governing documents, if any), as applicable, (c) where applicable, copies of such entity’s statutory registers, and (d) a certificate of good standing or equivalent (if applicable and if a requirement to obtain such a certificate would be customary or consistent with market practice in the relevant jurisdiction) for such entity from the appropriate governing agency of such entity’s jurisdiction of incorporation or organization; provided that in lieu of the items in clause (b) and clause (c), such Responsible Officer may instead provide a certificate stating that that there have been no changes to the relevant items previously provided with respect to such Person since the certificate provided on the Original Effective Date.

2.4 Lien Searches. The Administrative Agent shall have received customary UCC or equivalent lien, tax and judgment lien searches for the Parent, Excelerate Canada Holdings LLC and Excelerate Energy Canada for any and all relevant jurisdictions requested by the Administrative Agent, indicating the absence of Liens and security interests other than Liens permitted under Section 6.2 of the Credit Agreement.

2.5 Collateral Document Amendments; Perfection Matters. The Administrative Agent shall have received from each party thereto (a) duly executed counterparts of such Collateral Documents listed on Schedule 2.5(a) hereto, (b) authorization to undertake the filings, recordings, registrations and the other actions specified on Schedule 2.5(b) and (c) duly executed counterparts of such additional Collateral Documents as are reasonably required by the Administrative Agent consistent with the requirements of the Credit Agreement and the existing Collateral Documents to reflect the amendments to the Existing Credit Agreement occurring on the Seventh Amendment Effective Date (such Collateral Documents described under this Section 2.5, the “Seventh Amendment Collateral Documents”). In connection with the execution and delivery of the Seventh Amendment Collateral Documents, the Administrative Agent shall be reasonably satisfied that the existing Collateral Documents and the Seventh Amendment Collateral Documents delivered on or prior to the Seventh Amendment Effective Date create first priority (it being understood that Permitted Encumbrances and Permitted Maritime Liens may exist), perfected Liens on all property purported to be pledged as Collateral pursuant to the Collateral Documents (including all of the Equity Interests in the Borrower and each Restricted Subsidiary that are owned by a Loan Party).

2.6 KYC Documentation. The Administrative Agent and each of the undersigned consenting Lenders shall have received all documentation and other information regarding the Loan Parties, including without limitation Direct General Partner and any General Partner Holdco, requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

2.7 Fees and Expenses. The Borrower shall have paid or shall have caused to be paid all out of pocket expenses required to be reimbursed or paid by the Borrower on or prior to the Seventh Amendment Effective Date.

SECTION 3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

3.1 Accuracy of Representations and Warranties. Each representation and warranty of each Loan Party contained in the Loan Documents is true and correct in all material respects on and as of the date hereof (except (a) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (b) to the extent that any such representations and warranties are already qualified by materiality or by reference to Material Adverse Effect, in which case, such representations and warranties (as so qualified) shall be true and correct in all respects).

3.2 Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment (a) are within the Borrower’s organizational powers, (b) have been duly authorized by necessary organizational action by the Borrower, (c) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default under the Loan Documents, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (d) will not violate any applicable law, rule or regulation or the charter, by-laws or other organizational documents of Parent, the General Partner, the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (e) will not violate or result in a default under any indenture, agreement or other instrument binding upon Parent, the General Partner, the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Parent, the General Partner, the Borrower or any of its Restricted Subsidiaries, and (f) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of Parent, the General Partner, the Borrower or any of its Restricted Subsidiaries (other than the Liens created by the Loan Documents).

3.3 Validity and Binding Effect. This Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4 Absence of Defaults. No Default or Event of Default has occurred that is continuing immediately prior to or immediately after giving effect to this Amendment.

SECTION 4. Miscellaneous.

4.1 No Implied Consent or Waiver; Reservation of Rights. This Amendment shall not be construed as a consent or departure from or a waiver of the terms and conditions of the Credit Agreement (including with respect to any and all existing or prospective Defaults, if any), except as expressly set forth herein. No failure or delay on the part of the Administrative Agent or any Lender to exercise any right or remedy under any Loan Document or applicable law (including in respect of any and all existing or prospective Defaults, if any) shall operate as a consent to or a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise of any right or remedy, all of which are cumulative and are expressly reserved.

4.2 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby or amended and restated by that certain Parent Pledge Agreement more particularly described in clause (i) of the definition of Parent Pledge Agreements, remain in full force and effect and are hereby ratified and confirmed. The Borrower, on behalf of each Loan Party hereby ratifies and confirms the Liens securing the Indebtedness and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Indebtedness or the Liens securing payment and performance thereof.

4.3 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic transmission that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Parent, the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Parent, the Borrower and each Loan Party hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, Parent, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of Parent, the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

4.5 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL

AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only, shall not affect the interpretation of this Amendment, and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7 Titles of Sections. All titles or headings to the sections or other divisions of this Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

4.8 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.9 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, in each case, in accordance with (and as limited by) Section 9.3 of the Credit Agreement.

4.10 Loan Documents. The Borrower acknowledges and agrees that this Amendment is a Loan Document.

4.11 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:

EXCELERATE ENERGY LIMITED PARTNERSHIP

By:	/s/ Dana Armstrong
Name: Dana Armstrong
Title: Chief Financial Officer

PARENT:

EXCELERATE ENERGY INC.

By:	/s/ Dana Armstrong
Name: Dana Armstrong
Title: Chief Financial Officer

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

WELLS FARGO BANK, N.A.,

as Lender, Issuing Bank and Administrative Agent

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

Confidential

DNB CAPITAL LLC,
as a Lender

By:	/s/ Andrew Shohet
Name: Andrew Shohet
Title: SVP & Head of Ocean Industries, North America

By:	/s/ Jessica Kai-Tseng Larsson
Name: Jessica Kai-Tseng Larsson
Title: First Vice President

DNB BANK ASA, NEW YORK BRANCH,

as Issuing Bank

By:	/s/ Jack Price
Name: Jack Price
Title: Assistant Vice President

By:	/s/ Ahelia Singh
Name: Ahelia Singh
Title: Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

BARCLAYS BANK PLC,
as a Lender and Issuing Bank

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

MORGAN STANLEY BANK, N.A.,

as a Lender and Issuing Bank

By:	/s/ Aaron McLean
Name: Aaron McLean
Title: Authorized Signatory

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

SUMITOMO MITSUI BANKING

CORPORATION,

as a Lender and Issuing Bank

By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

BNP PARIBAS,
as a Lender

By:	/s/ Delphine Gaudiot
Name: Delphine Gaudiot
Title: Managing Director

By:	/s/ Sriram Chandrasekaran
Name: Sriram Chandrasekaran
Title: Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

CREDIT AGRICOLE CORPORATION AND INVESTMENT BANK,

as a Lender and Issuing Bank

By:	/s/ Alex Foley
Name: Alex Foley
Title: Director

By:	/s/ Manon Didier
Name: Manon Didier
Title: Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

NORDEA BANK ABP,

New York Branch, as a Lender

By:	/s/ Erik Havnvik
Name: Erik Havnvik
Title: Managing Director

By:	/s/ Anna C. Ribe
Name: Anna Cecilie Ribe
Title: Associate Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

FIRST FINANCIAL BANK,
as a Lender

By:	/s/ Jim Esinduy
Name: Jim Esinduy
Title: Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT - EXCELERATE ENERGY LIMITED PARTNERSHIP]

Execution Version

Schedule 2.5(a)

1.
Second Amended and Restated Pledge Agreement, dated as of the Seventh Amendment Effective Date, between the Parent, Excelerate Canada Holdings LLC and Excelerate Energy Canada, as pledgors, and the Administrative Agent.
2.
Pledge Acknowledgments by each of Borrower, Excelerate Canada Holdings LLC and Excelerate Energy Canada.

[SCHEDULE 2.5(A)]

Schedule 2.5(b)

1. Filing of the following UCC-1 Financing Statements and UCC-3 Financing Statement Amendments with respect to the Collateral:

a.
Parent UCC-3 with the Secretary of State of Delaware
b.
Excelerate Canada Holdings LLC UCC-1 with the Secretary of State of Delaware
c.
Excelerate Energy Canada UCC-1 with the Secretary of State of Texas
d.
Excelerate Energy Canada UCC-1 with the DC Recorder of Deeds

2. Filing of the following PPSA Financing Statements with respect to the Collateral:

a.
Parent PPSA Financing Statement at the personal property registry in the Province of Ontario, Canada (the “Ontario PPR”)
b.
Excelerate Canada Holdings LLC PPSA Financing Statement at the Ontario PPR
c.
Excelerate Energy Canada PPSA Financing Statement at the Ontario PPR

[SCHEDULE 2.5(B)]